EXHIBIT G



November 18, 1999

Worldtalk Communications Corporation
5155 Old Ironsides Drive
Santa Clara, CA 95054

Tumbleweed Communications Corp.
700 Saginaw Drive
Redwood City, CA 94063

Dear Sirs:

The undersigned has been advised that as of the date hereof he, she or it may be deemed to be an "affiliate" of Worldtalk Communications Corporation, a Delaware corporation ("Worldtalk") or of Tumbleweed Communications Corp., a Delaware corporation ("Tumbleweed"), as that term is defined for purposes of the Securities Act of 1933, as amended (the "Securities Act"). Tumbleweed, Worldtalk and Keyhole Acquisition Corp., a Delaware corporation ("Sub"), have entered into an Agreement and Plan of Merger dated as of November 18, 1999 (the "Merger Agreement"). The Merger Agreement provides, among other things, for the merger of Sub with and into Worldtalk (the "Merger") and, in accordance therewith, the outstanding shares of common stock, par value $.01 per share of Worldtalk (the "Worldtalk Common Stock") at the Effective Time (as defined in the Merger Agreement) will be converted into the right to receive shares of Common Stock, par value $.001 per share of Tumbleweed (the "Tumbleweed Common Stock") and other rights to acquire Worldtalk Common Stock whether options or warrants (collectively "Worldtalk Options") shall be converted into rights to purchase Tumbleweed Common Stock ("Tumbleweed Options") on the terms set forth therein. The Worldtalk Common Stock and Worldtalk Options are collectively referred to herein as the "Worldtalk Securities". The Tumbleweed Common Stock and Tumbleweed Options are collectively referred to as the "Tumbleweed Securities."

The undersigned understands that Tumbleweed has received a letter from its independent accountants advising it that the Merger is expected to qualify to be accounted for as a pooling of interests. The undersigned further understands that in order for the Merger to be accounted for as a pooling of interests, affiliates of Tumbleweed and Worldtalk must not reduce their interests in or risk relative to their ownership in the Tumbleweed Securities or Worldtalk Securities for a certain time period prior to the Merger and for a specified time period following the Merger. Tumbleweed Securities and the Worldtalk Securities are collectively referred to as the "Securities."

As an inducement to Tumbleweed, Worldtalk and Sub to consummate the Merger, the undersigned represents, warrants and agrees as follows:

The undersigned will not transfer or reduce the undersigned's risk relative to the Securities, including the sale, pledge, exchange or other disposition of Securities including by reason of use of any option, put, call or other derivative right relative to the Securities at any time from and after the date hereof and until the undersigned has been informed by Tumbleweed that, and Tumbleweed will promptly notify the undersigned after, there has been a publication of combined results of operations of Tumbleweed and Worldtalk (such results to cover a period of at least 30 days following the end of the month during which the Merger was consummated, such period is referred to as the "Pooling Period") within the meaning of Accounting Series Release No. 135, as amended, of the Commission, and agrees that each of Tumbleweed and Worldtalk may issue stop transfer instructions to its transfer agent in respect of the applicable Securities to enforce the foregoing during the Pooling Period. This letter agreement shall terminate simultaneously with termination of the Merger Agreement.

The undersigned also understands that although the undersigned is not prohibited by the restrictions contained in this letter from exercising options to purchase Worldtalk Securities during the Pooling Period, the undersigned may not sell or otherwise dispose of the shares of Company Common Stock acquired by the undersigned upon the exercise of such options during the Pooling Period.

The undersigned has been informed and understands that the accuracy of the representations and warranties and compliance with the covenants set forth herein will be relied upon by Tumbleweed, Worldtalk, their respective counsel, and shareholders of Tumbleweed and Worldtalk.



Very truly yours,



________________________
Name:



Accepted this 18th day of November, 1999.



Worldtalk Communications Corporation



By:_____________________
Accepted this 18th day
of November, 1999.



Tumbleweed Communications Corp.



By:_____________________
Accepted this 18th day
of November, 1999.





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*    In the event this undertaking covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.